AMENDMENT

TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT (the "Amendment"), is being made this 10th day of January, 2001, between Chyron Corporation, a New York corporation, having its principal offices at 5 Hub Drive, Melville, New York 11747 (the "Company") and Roger Henderson ("Henderson"), an individual residing at Hollytree Cottage, Swallowfield Street, Swallowfield, Berks, United Kingdom.

W I T N E S S E T H :

WHEREAS, the Company and Henderson have entered into an Employment Agreement dated as of July 21, 1999 ("Agreement") pursuant to which Henderson is employed by the Company as its President and Chief Executive Officer; and

WHEREAS, the Company and Henderson wish to amend certain terms and conditions of the Agreement.

NOW THEREFORE, in exchange for good and valuable consideration, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Except as specifically defined herein, each defined term utilized herein shall have the same meaning ascribed to such term in the Agreement.

2. Section 1 of the Agreement is hereby amended by deleting and replacing "until the second anniversary date of the Commencement Date" with "until June 30, 2002".

3. Section 3(a) of the Agreement is hereby amended by deleting and replacing the annual rate of "$280,404" with "$325,000".

4. A new Section 4(e) is added, and all subsections are accordingly renumbered:

During the Employment Term and for a period of one (1) year following the end of the Employment Term, the Company shall reimburse Henderson for the reasonable fees and expenses of his accountants to the extent such fees and expenses relate to the provision of personal tax planning services to Henderson, the maintenance of Henderson's financial records and assistance in tax reporting for Henderson in the United States and the United Kingdom.

5. Except with respect to the changes effected by this Amendment, the terms and conditions provided in the Agreement shall remain in full force and effect.

6. This Amendment may be effected in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have duly executed this Amendment to the Agreement as of this 10th day of January, 2001.

CHYRON CORPORATION

By: /s/ Michael Wellesley-Wesley
Michael Wellesley-Wesley
Chairman

/s/ Roger Henderson
Roger Henderson